BRIDGE LOAN AGREEMENT

THIS AGREEMENT entered as of the 22nd day of March 2005.

BETWEEN:

IGMAN CONSULTING

Suite 304 – 33675 Marshall Road

Abbotsford, B.C., V2S 1L4

(herein called the “Lender”)

OF THE FIRST PART

AND:

AMERICAN GOLDRUSH CORPORATION
Suite 708 – 1155 West Pender Street
Vancouver, B.C., V6E 2P4

(herein called the “Borrower”)

OF THE SECOND PART

WHEREAS:

A. The Borrower is in the business of mineral property acquisition for the purposes of gold exploration.

B. In contemplation of the Borrower continuing to acquire exploration properties, the Lender has agreed to loan to the Borrower the amount of CDN $15,000.00 on the terms and conditions detailed herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1.	THE LOAN

1.1 The Lender hereby agrees to loan CDN $15,000.00 (the “Loan”) to the Borrower and, by execution of this Bridge Loan Agreement, the Borrower acknowledges receipt of the Loan.

1.2	The Loan will, for the term of the Loan, carry an interest rate of the Bank of Canada Prime Rate + 1%.

1.3	The Loan or such amount as is then due and payable is due 12 months from the date of this agreement, herein referred to as the “Due Date”.

1.4	The Borrower may repay the entire Loan including the outstanding interest earlier than the Due Date by advising the Lender of such intent to repay 15 days prior to the anticipated date of repayment.

2.	GENERAL

2.1	The laws of the province of British Columbia and the federal laws of Canada applicable shall cover this Agreement herein.

2.2	Time shall be of the essence of this Agreement.

2.3	The parties hereto shall execute all such further documents and instruments and do all such acts and things as shall be necessary to give full effect to the intent and meaning of this Agreement.

2.4	This Agreement may not be modified or amended except by an instrument in writing signed by both parties hereto.

2.5	Any notice given under this Agreement shall be given by prepaid registered mail, facsimile transmission or personal delivery addressed as follows:

(a)	To the Lender:

IGMAN CONSULTING

Suite 304 – 33675 Marshall Road

Abbotsford, B.C., V2S 1L4

(b)	To the Borrower:

AMERICAN GOLDRUSH CORPORATION
Suite 708 – 1155 West Pender Street
Vancouver, B.C., V6E 2P4

or such other address a party may from time to time designate by notice in writing to the other parties hereto. Any notice given pursuant to this Agreement shall be deemed to be received one hundred and twenty (120) hours after the date of mailing if mailed, twenty-four hours after successful transmission if delivered by facsimile transmission and on delivery if personally delivered.

2.6	This Agreement shall endure to the benefit of and be binding upon the parties hereto, their heirs, successors and assigns.

2.7	This Agreement may be executed in several counterparts each of which shall be deemed to be an original and all of which shall together constitute one and the same instruments.

2.8

Delivery of an executed copy of this Agreement by facsimile transmission shall be deemed to be execution and delivery of this Agreement on the date of such transmission by the party so delivering such copy.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

Igman Consulting:

__/s/__________________________

Almir Ramic

Authorized Representative

American Goldrush Corporation:

__/s/__________________________

Ron Blomkamp

President